SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 9, 2015

Date of Report

(Date of Earliest Event Reported)

HEYU LEISURE HOLIDAYS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55068	46-3601223
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Westwood Business Center 611 South Main Street Grapevine, Texas 76051(Address of Principal Executive Offices)

(+86) 592 504 9622

(Registrant’s Telephone Number)

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On February 9, 2015, Heyu Leisure Holidays Corporation (the “registrant” or the “Registrant”), completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the registrant for a registration statement and/or public offering of securities. As a result of the Acquisition, Heyu Capital became a wholly owned subsidiary of the registrant.

The Acquisition was effectuated by the registrant through the exchange of 40,000,000 shares of Common Stock of Heyu Capital for 1,000 shares of Common Stock of the registrant. As a result of the Acquisition, all of the outstanding shares of Common Stock of Heyu Capital were exchanged for, and converted into, 1,000 shares of Common Stock of the Registrant. Hence, the Registrant issued a total of 1,000 shares of Common Stock of the Registrant in the Acquisition.

Heyu Capital was the sole shareholder of Xiamen Heyu Hotel Management Ltd. (“Xiamen Heyu”), a limited liability company formed under the laws of the People’s Republic of China. Xiamen Heyu in turn, is the parent company of Xiamen Wujiaer Hotel Ltd. (“Xiamen Wujiaer”), a limited liability company formed under the laws of the People’s Republic of China.

Heyu Capital Ltd. was incorporated June 27, 2013 under the laws of Hong Kong. Heyu Capital is engaged in investment holdings, including, but not limited to, the business of holding, investing, developing, dealing and managing hotel and entertainment business or interests in any region. Heyu Capital has not earned any revenue from operations since inception.

On December 18, 2013, Heyu Capital registered 100% equity interest in Xiamen Heyu, but has not yet contributed any capital into Xiamen Heyu as of December 31, 2013. Heyu Capital contributed capital of $966,130 in Xiamen Heyu as of September 30, 2014. Since its inception, Xiamen Heyu Hotel Management Ltd. has focused on marketing and negotiations to manage and operate hotels in China.

Xiamen Wujiaer Hotel Ltd. was formed January 26, 2011 in China. Since its inception, Xiamen Wujiaer Hotel Ltd. has focused managing and operating a budget hotel in China. On January 25, 2014, Xiamen Heyu entered into a Share Transfer Agreement with existing shareholders of Xiamen Wujiaer with a consideration of $622,379 (approximately 3,800,000 in RMB) in cash for the acquisition.

As a result of the Acquisitions, each of Heyu Capital, Xiamen Heyu and Xiamen Wujiaer became wholly owned subsidiaries, directly or indirectly, of the Registrant

General

The Registrant’s common stock is not currently trading on any public markets in the United States.

As of the date of this report, the Registrant had approximately 39 holders of its common stock.

The Registrant has not declared any dividends in its fiscal year ended December 31, 2013. Similarly, the Registrant did not declare any dividends during the nine months ended September 30, 2014. Currently, the Registrant has no intention of paying cash dividends in the foreseeable future, but rather intends to use any future earnings for the development of its business in the foreseeable future.

Capitalization

The Registrant is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 60,001,000 shares are outstanding as of the date of this report. The Registrant is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this report.

The following statements relating to the capital stock set forth the material terms of the securities of the Registrant, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

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Holders of common stock have no preemptive rights to purchase the Registrant’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Registrant may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Registrant, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Relationship with Tiber Creek Corporation

In January 2014 the Registrant entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Registrant in effecting transactions for the Registrant to combine with a public reporting company, including: transferring control of such reporting company to the Registrant; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Registrant. In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Cloud Run Acquisition Corporation (the former name of the Registrant), are inactive, and Tiber Creek does not conduct any business in such corporations.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Cloud Run Acquisition Corporation (the former name of the Registrant), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Cloud Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Business

Prior to the Acquisition, the Registrant had no significant business, operations or plan. Accordingly, the business of the Company below is that of Heyu Capital, Xiamen Heyu and Xiamen Wujiaer, each of which the Registrant acquired in the Acquisitions.

The Registrant intends to specialize in managing and operating hotel chains in China via selected mergers, acquisitions and joint ventures, with a focus on providing a full range of services to its hotels and amenities to its guests.

The Registrant intends to establish hotel chains synonymous with in-house leisure clubs to meet the needs of business and recreational travelers alike. The Registrant intends to create the first budget hotels in the world to offer a wide variety of mobile office options in each of its hotels, including conference facilities, audio/video equipment, Internet access and staff that can help plan and conduct guests’ meetings. The Registrant also plans to offer selected complimentary beverages and other services to hotel guests. Memberships will also be offered for Heyu Hotel leisure club, which will entitle members to complimentary drinks and services when they visit and use club facilities.

The Registrant expects to win and maintain customers by developing and providing products and services which offer value in terms of price, quality, safety and environmental impact. These services will be supported by the requisite technological, environmental and commercial expertise.

The Registrant will expand its hotel chain and services to satisfy the needs of its customers. The Registrant will constantly strive to achieve operational excellence, as well as conduct its business in a safe, environmentally sustainable and economically optimum manner, employing a diverse, innovative and results-oriented team motivated to deliver excellence. The Registrant seeks the highest standard of performance, maintaining a strong long-term and growing position in the hotel and leisure industry. The Registrant aims to work closely with its customers, business partners and policy-makers to excel in its business operations year after year.

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The Registrant anticipates gradually expanding its presence globally.

Hotel Management

The Registrant and its subsidiaries’ business are centered on the hotel industry.

The hotel industry is highly segmented with many different brands targeting a vast range of customer needs at various price points. Businesses in the hotel industry generally operate under one or more business models, including hotel management, brand franchising and hotel ownership. Hotels are categorized into three groups: full-service, select-service and limited-service. Full-service hotels typically offer a full range of amenities and facilities, including food and beverage facilities and meeting facilities. Select-service hotels furnish some of the amenities offered at full-service hotels but on a smaller scale and generally do not to have meeting facilities. Limited-service hotels usually offer only lodging, however some provide modest food and beverage facilities such as breakfast buffets or small meeting rooms.

Lodging demand growth is generally related to the strength of the overall economy. Additionally, local demand factors may stimulate business and leisure travel to specific locations. In particular, macroeconomic trends relating to GDP growth, corporate profits, capital investments and employment growth are some of the primary drivers of lodging demand. As the economy continues to improve, the ongoing trend of strong transient demand and growing group business will continue to drive demand for hotels and lodging and allow the industry to achieve increased growth.

The hotel industry in China has peak and low seasons during the year. The peak season occurs during the holiday period. Beginning in February with the Chinese New Year and continuing through the week-long holiday of National Day in October, the hotel industry experiences its peak business volume. The Company also anticipates high volume business for certain conventions and expos during the year.

Strategic Partners and Suppliers

The Registrant believes that strategic partnerships will be a major component of the Registrant’s operating strategy and path to success. The Registrant plans to work with several strategic partners in important areas of its business and operations to promote its development activities in efforts to maintain the competitive edge in the hotel industry.

The Registrant and its subsidiaries has entered Memorandum of Understanding with two hotel projects in China, Golden Eagle Hotel and Xiamen Yuan Bo Bay Hot Springs Hotel. The Company has also entered into a letter of intent relating to Shanghang Hotel Project for its potential acquisition.

Customer Agreement

Although the Registrant and its subsidiaries do not maintain a customer agreement with the following travel agencies, it does derive a material portion of its business from them. Xiamen Lan Sheng International Travel Agency Co. Ltd accounts for 9.77% of the Registrant’s business, while Xiamen Foreign Trade International Travel Agency Co. Ltd and Xiamen Jie Lv Travel Agency Co. Ltd account for 7.67% and 3.45% respectively.

Governmental Regulations

The Registrant and its subsidiaries hold various licenses to operate as a corporation in China. However, the Registrant and its subsidiaries do not need or require any other approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Registrant’s business and operations in the future would require government approvals.

Marketing and Sales

The Registrant is planning to create a marketing plan that aims to maintain a competitive edge in the hotel industry and to promote the Registrant and its subsidiaries as a pioneer player in this industry.

THE REGISTRANT

Employees and Organization

The Registrant presently (with its subsidiaries) has thirty-three employees on its payroll.

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The employees receive health insurance benefits. The Registrant may offer additional fringe and welfare benefits in the future as the Registrant’s profits grow and/or the Registrant secures additional outside financing or its profits from operations allow expenditure on such items.

Property

Registrant and its subsidiaries currently lease two offices:

1) Xiamen Office 13D Alishan Plaza, Block No 2, Lvling Road, Siming District, Xiamen City, Fujian Province, 361000, China. The Registrant and its subsidiaries are currently leasing this property. The lease was commenced and used from August, 2014 and is set to expire September 30, 2015. The office is an area of 264.42 square meters. The Registrant and its subsidiaries pay a monthly rental rate of RMB 13,221.00(approximately $2,156). Upon executing the lease, the Registrant paid the landlord a performance guarantee in the amount of RMB 13,221.00 (approximately $2,156) or one month’s rent.

2) Hong Kong Virtual Office at 17/F, Wheelock House, 20 Pedder Street, Central, Hong Kong. The Registrant leased this office on November 1, 2014 for a term of six (6) months and is set to expire May 31, 2015. The Registrant has paid the full lease amount of HKD4,798 (approximately $620) for six months. The Registrant is currently in the midst of reviewing the new office tenancy, which is estimated the monthly rental of HKD80,000 (approximately $10,322) located at Kawloon, Hong Kong with the area of 2,500 square feet.

As of September 30, 2014, the Registrant had only one leased hotel with the area of 3,000 square meters in operation, namely Wujiaer Hotel, which is located at 4F, Lotus Building, No 194 Jiahe Road, Siming District, Xiamen, China. Under lease arrangement, the company pays a quarterly rental rate of RMB420,000(approximately $67,740 ). Rent is typically subject to escalations of 10 percent every three years. The lease was signed October 1, 2013 for a term of ten (10) years and is set to expire September 30, 2025.

Subsidiaries

In February 2015, the Registrant completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited liability company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition”) under a method similar to the pooling-of-interest method(“pooling-of-interest”) as the Registrant and Heyu Capital are both under common control with the same majority shareholder. Heyu Capital was the sole shareholder of Xiamen Heyu Hotel Management Ltd. (“Xiamen Heyu”), a limited liability company formed under the laws of the People’s Republic of China. Xiamen Heyu in turn, is the parent company of Xiamen Wujiaer Hotel Ltd. (“Xiamen Wujiaer”), a limited liability company formed under the laws of the People’s Republic of China.

Heyu Capital Limited, a Hong Kong limited liability company, is located at 17/F Wheelock House, 20 Peddar Street, Central, Hong Kong. Heyu Capital Limited was incorporated June 27, 2013 under the laws of Hong Kong.

Xiamen Heyu Hotel Management Limited is a limited liability company located at Unit 10, C Area, 6 Floor, No.32, Shiding Street, Siming District, Xiamen. Xiamen Heyu Hotel Management Limited was established December 18, 2013 under the laws and authority of the Industry and Commercial Administration for the Bureau of Xiamen City and start operation in 2014

Xiamen WujiaEr Hotel Limited is a limited liability company located at Fourth floor, No.194, Jiahe Road, Siming District, Xiamen city. Xiamen Wujiaer Hotel Limited was established January 26, 2011 under the laws and authority of the Industry and Commercial Administration for the Bureau of Siming District of Xiamen City and was acquired by Xiamen Heyu in January 2014.

Intellectual Property

The Registrant holds limited intellectual property, and has not applied for any patents. The Registrant does hold one trademark issued in China for “Heyu.” The Registrant may decide in the future to pursue further efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Summary Financial Information

The Registrant had no substantive business operations or specific business plan until the Acquisition. The statements of operations data for the year ended December 31, 2013 and the balance sheet data as of December 31, 2013 are derived from the Registrant’s audited financial statements and related notes thereto included Exhibit 99.1 in this report. The statement of operations data for the nine months ended September 30, 2014, and the balance sheet as of September 30, 2014, provided below are derived from the unaudited financial statements and related notes thereto included Exhibit 99.1 in this report.

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	Nine months ended	For the period
	September 30, 2014	from July 2, 2013 (inception)
		to September 30, 2013
Statement of operations data
Revenue	$-	$-
Gross profit	$-	$-
Loss from operations	$(26,025)	$(1,407)
Net loss	$(26,025)	$(1,407)

	At September 30, 2014	At December 31, 2013
Balance sheet data
Cash	$5,900	$2,000
Total assets	$5,900	$2,000
Total liabilities	$26,025	$400
Total members’ equity (deficit)	$(20,125)	$1,600

As the Registrant had no operations or specific business plan until the Acquisition, the information presented below is with respect to consolidated Heyu Capital Ltd, which was acquired by the Registrant in the Acquisition. The condensed statements of operations data for the year ended December 31, 2013 and the consolidated balance sheet data as of December 31, 2013 are derived from Heyu Capital Ltd’s audited condensed financial statements and related notes thereto included Exhibit 99.5 in this report. The consolidated statement of operations data for the nine months ended September 30, 2014, and the consolidated balance sheet as of September 30, 2014, provided below are derived from the unaudited consolidated financial statements and related notes thereto included Exhibit 99.5 in this report.

	Nine months ended	For the period
	September 30, 2014	from July 2, 2013 (inception)
		to September 30, 2013
Statement of operations data
Revenue	$242,869	$-
Gross profit	$-	$-
Loss from operations	$(2,360,859)	$(22,299)
Net income (loss)	$(2,360,859)	$(22,299)

	At September 30, 2014	At December 31, 2013
Balance sheet data
Cash	$105,755	$452,723
Other assets	$899,214	$39,672
Total assets	$1,004,969	$492,395
Total liabilities	$225,477	$79,977
Total members’ equity	$779,492	$412,418

Management's Discussion and Analysis of Financial Condition and Results of Operations

Corporate History

Heyu Leisure Holidays Corporation (the "Registrant") was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers, acquisitions and joint venture.

In addition to a change in control of its management and shareholders, the Registrant's operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. The Registrant was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

The Registrant entered into an agreement with Tiber Creek Corporation of which the former president of the Registrant is the president and controlling shareholder. Tiber Creek Corporation assists Registrant to become public reporting companies and for the preparation and filing of a registration statement pursuant to the Securities Act of 1933, and the introduction to brokers and market makers.

On January 13, 2014, the following events occurred which resulted in a change of control of the Registrant:

The Registrant redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

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James Cassidy and James McKillop, both directors of the Registrant and the then president and vice president, respectively, resigned such directorships and all offices of the Registrant. Neither Messrs. Cassidy nor McKillop retain any shares of the Registrant's common stock.

On January 14, the Registrant issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock. Bang Siong Ang was named as the director of the Registrant and serves as its Chief Executive Officer.

On August 8, 2014, the Registrant issued additional 59,000,000 shares of its common stock at par. Accordingly, the total outstanding of common stock is 60,000,000 shares as at 30 September 2014. Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Registrant during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

On February 9, 2015, the Registrant merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of 1,000 common shares of the Registrant to the shareholders of Heyu Capital. The transaction has been accounted for a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with the same majority shareholder

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant. Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

Heyu Capital Limited ("Heyu Capital") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

In 2013, Heyu invested 100% of the equity interest in a subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provide hotel management services in Xiamen, Fujian, China.

On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into Share Transfer Agreement with existing shareholder of Xiamen Wujiaer Hotel Co. Ltd. with a consideration of $622,379 (Approximately 3,800,000 in RMB) in cash.

The acquisition occurred has resulted in a change of control of the company as follow:

Lv Dun Zhi and Lv Shu Yu, both directors of the Wujiaer resigned such directorships and all offices of the Company. Neither Messrs. Lv Dun Zhi nor Lv Shu Yu retain any shares of the Company’s common stock.

Xiamen Heyu Hotel Management Corporation has become the immediate holding company of Wujiaer. Ang Ban Siong and Tan Hung Seng were appointed as Managing Director and Executive Director respectively upon the completion of acquisition and transfer of ownership of Wujiaer.

The following diagram illustrates the Registrant corporate and ownership structure, the place of formation and the ownership interests of Registrant’s subsidiaries after merger of Heyu Capital and its subsidiaries.

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Revenues and Losses

The Registrant had no substantive business operations or specific business plan until the Acquisition of Heyu Capital. The Registrant does not generate revenue as at to date.

Based on the financial statement of Heyu Capital, the revenue for the nine months ended 2013 and 2014 is nil and $242,869 respectively. It has been deemed to have net losses of $22,299 for the nine months ended 2013 and $2,360,859 for the nine months ended September 30, 2014.

Equipment Financing

The Registrant has no existing equipment financing arrangements.

Potential Revenue

The Registrant expects to earn potential revenue from licensing its brand name, initial and ongoing management fees and hotel leisure club membership sales. The Registrant also receives revenue from its hotels based on the number of room rented each day. The rate of occupancy is directly correlated to profitability.

The Registrant’s revenue contribution is mainly from the source of the customers as listed in below categories:

1) Online Booking Business

2) Travelling Agent

3) General walk in customer

Alternative Financial Planning

The Registrant has no alternative financial plans at the moment. If the Registrant is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Registrant’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Capital Resources

Since its inception, the Registrant has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Registrant is considered to be in the development stage. The Registrant has not generated revenues from its operations, and its continuation as a going concern is dependent on management’s ability to develop profitable operations, and/or obtain additional financing from its stockholders and/or other third parties.

The Registrant’s proposed activities will necessitate significant uses of capital beyond 2014.

There is no assurance that the Registrant’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Registrant. Accordingly, given the Registrant’s limited cash and cash equivalents on hand, the Registrant will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Registrant may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion on Pro forma results for the Nine Months ended September 30, 2014

Based on a pro forma statement of operation combination of the Registrant and Heyu Capital, the Registrant generated revenue of $262,922 during the nine months ended September 30, 2014. The Registrant posted net losses of $2,414,173 for the nine months ended September 30, 2014. The expenses incurred and losses consisted primarily of funds expended to further the Registrant’s business and operational activities.

Discussion on Pro forma results for the Nine Months ended September 30, 2013

Based on a pro forma statement of operation combination of Heyu Capital and the Registrant, the Registrant generated revenues of 189,724 during the year ended September 30, 2013. The Registrant posted net losses of $1,990,315 for the year ended December 31, 2013. The expenses incurred and losses consisted primarily of funds expended to further the Registrant’s business and operational activities.

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The following discussion and analysis should be read in conjunction with the following financial statements and accompanying notes that appear exhibit in this current report.

•	Audited financial statement of Heyu Capital Ltd for the year ended December 31, 2013 and December 31, 2012.
•	Audited financial statements of Wujiar Hotel Company Ltd. for the year ended December 31, 2013 and December 31, 2012
•	Unaudited financial statements of Heyu Capital and its subsidiaries for the nine months ended September 30, 2014.

HEYU CAPITAL LIMITED

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Heyu Capital Limited ("Heyu Capital") was incorporated on June 27, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

Ang Ban Siong was named as Sole Director of the Company and serves as its Chief Executive Officer. The company issued 40,000,000 shares and Ang Ban Siong is holding 100% of the equity interest in the Company. As of December 31, 2013, shareholder has paid up capital of $2,338,042.

On December 18, 2013, the Company registered a 100% equity interest owned subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provides hotel management services in Xiamen, Fujian, China, but not yet contributes any capital into Xiamen Heyu Hotel management Co. Ltd as of December 31 2013. Heyu Capital Limited contributes capital of $966, 059 in the subsidiary as of September 30. 2014.

Results of Operations for the Year Ended December 31, 2013

For the period from June 27, 2013 (Inception) to December 31,
2013

Revenue	$-

Cost of revenue	-

Operating expenses	(1,926,919)

The Company operating expenses increased $1,926,919 from the inception to December 31, 2013. These increases are due to the increase in consultant expenses in relation to the potential project acquisition and share listing.

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Liquidity and Capital Resources

Working Capital

For the period From June 27,2013 (inception) to December 31, 2013

Total current assets	$491,395

Total current liabilities	79,977

Working capital	411,418

From the inception to December 31, 2013 3, total current assets were $491, 395. The increase is due to capital injection from shareholder.

The Company had positive working capital of $411, 418 and an accumulated deficit of $1,926,919 as of December 31, 2013.

Cash Flows

For the period from June 27, 2013 (inception) to December 31, 2013

Net cash (used in) operating activities	$(1,847,936)

Net cash (used in) investing activities	(38,675)

Net cash provided by financing activities	2,338,042

Net change in cash	452,723

From the inception to December 31, 2013, we spent $1,847,936 on operating activities. The increase in our expenditures on operating activities was primarily due to the payment to consultant in relation to the potential project acquisition and share listing expenses.

From the inception to December 31, 2013, $38,675 was used in investing activities, which was due to the payment on behalf of leasehold improvement for a related party.

As of December 31, 2013, $2,338,042 was provided by financing activities, which mainly from the capital contribution from shareholder.

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XIAMEN WUJIAER HOTEL CO. LTD

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Xiamen Wujiaer Hotel Co Ltd (“Wujiaer”) was incorporated on January 26, 2011 under the laws of People’s Republic of China to operate and manage budget hotels chains and clubhouse in China.

The Company is currently to provide hotel room services in Xiamen, Fujian, China.

The Company issued and was paid up $759,521 in share capital.

Lv Dun Zhi and Lv Shu Yu, both shareholder and directors of the Company are holding 90% and 10% of the equity interests in Wujiaer respectively.

Results of Operations For Year Ended December 31 2012 and 2013

	As at December 31,2012	As at December 31, 2013

Revenue	$296,305	$245,988

Cost of revenue	(101,828)	(161,207)

General and administrative expenses	(253,375)	(208,013)

As of December 31, 2012 and 2013, Wujiaer generated revenues of $296,305 and $245,988 respectively. The slight decrease in revenue is due to renovation of hotel, which resulted in cease of one month business in Oct 2013.

As of December 31, 2012 and 2013, Wujiaer cost of revenue was $101,828 and $161,207 respectively. The increase was due to new operating lease arrangement starting from October 2013, which resulted in higher rental expense.

As of December 31, 2012 and 2013, general and administrative expenses were $253,375 and $208,013 respectively. There was a provision for bad debt expenses of $109,353 and $40,556 respectively for the years ended December 31 2012 and 2013, which results lower general and administrative expenses.

Liquidity and Capital Resources

Working Capital

	As at December 31, 2012	As at December 31, 2013

Total current assets	$26,863	$27,744

Total current liabilities	(21,056)	(128,888)

Working capital (deficit)	5,087	(101,145)

As of December 31, 2012 and 2013, total current assets were $26,863 and $27,744 respectively. The increase is due to higher due from related party and account receivable during the year of 2013.

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As of December 31, 2012 and 2013, total current liabilities were $21,056 and $128,888 respectively. The increase is due to advances from potential shareholder incurred for daily hotel operation expenses and staff salaries.

The Company had negative working capital of $101,145 and an accumulated deficit of $419,842 as of December 31, 2013

Cash Flows

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2013

Net cash provided by /(used in) operating activities	$129,019	$(45,029)

Net cash used in investing activities	(124,876)	(56,341)

Net cash provided by financing activities	-	100,194

Net change in cash	4,226	(722)

$45,029 was used and generated $129,019 cash flow in operating activities for the year ended December 31, 2012 and 2013, respectively. The net loss was $84,754 and $160, 627 respectively for the year ended December 31 2012 and 2013 due to the renovation of the hotel in 2013 and crease of operation for one month in 2013. The bad debt provision was $109,353 and $40,556, for the year ended December 31, 2012 and 2013. The payment of rental deposit to shareholder in relation to the new lease arrangement also contributed to the higher cash flow used in operating activities during the year.

$124,876 was used and $56,341 for the years ended December 31 2012 and 2013 respectively. The decrease in investing activities used in cash flow were mainly due to the decrease in purchasing leasehold improvement and decrease in due from shareholder. During the twelve months ended December 31, 2013 $100,194 was provided by financing activities compared to $nil provided by financing activities during the twelve months ended December 31, 2012. The increase was exclusively advances from the potential shareholder for the daily operation expenses.

HEYU CAPITAL LIMITED AND ITS SUBSIDIARIES

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Heyu Capital Limited (“the Group”) was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

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In 2013, the Company invested 100% of the equity interest in a subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provide hotel management services in Xiamen, Fujian, China.

On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into Share Transfer Agreement with existing shareholder of Xiamen Wujiaer Hotel Co. Ltd with a consideration of $622,379 (Approximately 3,800,000 in RMB) in cash.

The acquisition occurred has resulted in a change of control of the company as follow:

Lv Dun Zhi and Lv Shu Yu, both directors of the Wujiaer resigned such directorships and all offices of the Company. Neither Messrs. Lv Dun Zhi nor Lv Shu Yu retain any shares of the Company’s common stock.

Xiamen Heyu Hotel Management Corporation has become the immediate holding company of Wujiaer. Ang Ban Siong and Tan Hung Seng were appointed as Managing Director and Executive Director respectively upon the completion of acquisition and transfer of ownership of Wujiaer.

Results of Operations for the Nine Months Ended September 30, 2014 and 2013

	For the nine months ended,
	2014	2013

Revenue	$242,869	$-

Cost of revenue	(272,920)	-

Operating expenses	(2,330,808)	(22,299)

The cost of revenue increased from nil to $242,869 from the nine months ended September 30, 2013 to nine months ended September 30, 2014. These increases resulted primarily from an acquisition of a subsidiary-Wujiaer, which generated room rental revenue for the three and nine months ended September 30, 2014.

The operating expenses increased from $22,299 to $2,330,808 from nine months ended September 30, 2013 to nine months ended September 30, 2014. These increases are due to the increase in consultant expenses in relation to the potential project acquisition and share listing.

Liquidity and Capital Resources

Working Capital

	As at December 31, 2013	As at September 30, 2014

Total current assets	$491,395	$257,633

Total current liabilities	79,977	(225,477)

Working capital	411,418	32,156

As of September 30, 2014 and December 31, 2013, total current assets were $257,633 and $491,395 respectively. The decrease is due to payments to consultant relating to the project acquisition and share listing.

As of September 30, 2014 and December 31, 2013, total current liabilities were $225,477 and $79,977 respectively. The increase is mainly from the advances from shareholder, which paid for daily hotel operation expenses and staff salaries.

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The Company had positive working capital of $32,156 and an accumulated deficit of $4,287,778 as of September 30, 2014.

Cash Flows

	For the Nine Months Ended September 30, 2013	For the Nine Months Ended September 30, 2014

Net cash used in operating activities	$(22,299)	$(2,306,063)

Net cash used in investing activities	(38,670)	(670,369)

Net cash provided by financing activities	781,855	2,622,159

Net change in cash	721,294	(346,968)

For nine months ended September 30, 2013 and 2014 we spent $22,299 and $2,306,063 on operating activities. The increase in our expenditures on operating activities was primarily due to the payment to consultant in relation to the potential project acquisition and share listing expenses.

For nine months ended September 30, 2013 and 2014, $38,670 and $670,369 was used in investing activities, which were mainly due to the purchase of leasehold improvement and equipment. For nine months ended September 30, 2013 and 2014, $781,855 and $2,622,159 was provided by financing activities, which mainly from the capital contribution from shareholder.

Critical Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

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Business Combinations

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Registrant have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible assets, impairment of long-lived assets, and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognized when rooms are occupied and food and beverage are sold.

Accounts receivable, net of allowance

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Registrant establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

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Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years
Motor vehicles	5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful lives for leasehold improvements is shorter of the term of the lease or the estimated useful lives of the assets.

Impairment of long-lived assets

The Registrant and its subsidiaries evaluate its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Registrant and its subsidiaries measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Registrant and its subsidiaries are recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets. There was no impairment charge recognized for the period ended September 30, 2014.

Business Tax and related taxes

The Registrant and its subsidiaries are subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income Tax

The Registrant and its subsidiaries have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Registrant and subsidiaries adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Registrant and subsidiaries has identified the PRC as our “major” tax jurisdiction. Generally, the Registrant and subsidiaries remains subject to PRC examination of the income tax returns annually.

The Registrant believes that income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. The policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Registrant and subsidiaries are currently classified it as operating lease. When a lease contains rent holidays or requires fixed escalations of the minimum lease payments, the Registrant and subsidiaries records the total rental expense on actual basis over the lease term.

Concentration of risk

Financial instruments that potentially expose the Registrant and its subsidiaries to concentrations of credit risk consist principally of cash and accounts receivable. The Registrant and subsidiaries places its cash with high quality banking institutions. The Registrant and subsidiaries didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2014 and December 31, 2013 respectively. And the Registrant and subsidiaries periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Fair Value

The Registrant and subsidiaries follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

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Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Registrant has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Registrant and its subsidiaries monitor the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Registrant and subsidiaries elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

Foreign currency translation

The functional and reporting currency of the Registrant are the United States dollar ("U.S. dollar"). The financial records of the subsidiaries located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Registrant’s subsidiaries comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Recent Accounting Pronouncement-Adopted

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) “Revenue from Contracts with Customers.” ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The Company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Group's present or future consolidated financial statements.

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Management

The following table sets forth information regarding the members of the Registrant’s board of directors and its officers:

Name	Age	Position	Year Commenced

Boon Hong Haw	46	Chairman of the Board	2014

Ban Siong Ang	40	CEO, and Group Managing Director	2014

Hung Seng Tan	53	Executive Director	2014

Guan Chuan Tan	48	Director	2014

Kean Tat Che	32	CFO	2014

Timi Ecimovic	73	Non-executive Director	2014

Mei Yun Zhong	39	Non-executive Director	2014

Stephan Truly Busch	65	Non-executive Director	2014

Kwee Huwa Tan	50	Non-executive Director	2014

Shanmuga Ratnam	58	Independent Non-executive Director	2014

M. Shahid Siddiqi	72	Independent Non-executive Director	2014

Hakikur Rahman	57	Independent Non-executive Director	2014

Lay Hoon Ong	42	Independent Non-executive Director	2014

Boon Hong Haw

Boon Hong Haw was appointed as a Chairman cum Independent Non-Executive Director of the Company in 2014. Also serves as one of the Finance, Audit, Remuneration and Risk Management Board Committee member of HEYU Group of Companies.

He has developed many successful portfolios for public listed companies, private limited companies, business enterprise, NGOs to World Organization, Institutions and government agencies in various countries through encouraging these entities to cultivating Corporate and Individuals Social Responsibility practices.

Mr. Haw is one of the Internationally well-known Environmentalists, Educationalists, Social Scientists, Strategic planners, authors, Peace Sustainable Makers and Consultant/Specialist on International Business & Entrepreneurial Development, leadership, Corporate Social & Sustainable Responsibilities, Financial & Economic, Management, Marketing, Cross-Cultural Resource, Human Rights and the creative management of change. Also he is an intellectual luminary of great repute and a human dynamo of hard work and unstinted service. Through these profound contributions have gained him rich experiences in life and helped needy at large so do he received more than 150 national and international awards recognition. He has no conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences within the past ten years.

Ban Siong Ang

Mr. Ban Siong Ang was appointed as a CEO and Group Managing Director of the Company in 2014 and he was also served as the Interim Chief Financial Officer prior to the joining of CFO . Mr. Ban Siong Ang founded HEYU Group of Companies in China, Hong Kong and Malaysia. HEYU Group of Companies are engaged in Leisure and Hotels management, Club membership, Biotechnology, Finance and Investment, Food & Beverage, Brand Franchising, Advance Entertainment Technology, Event Management, Property Development and Management, land & real estate property development, etc.

He graduated from USQ, Australia in 1998 and completed his Doctor of Business Administration from Ansted University in 2011. Upon his graduation, he worked for the Bursa Malaysia. In 2006, he started his business venture journey in China until now. He is responsible in the formulation and implementation of the HEYU Group’s corporate strategies as well as in charge of the corporate finance and investment management aspects of the Group due to his acute knowledge with rich experience, strong commitment, innovative and dynamic personality. He obtained few Professional Institution Fellowship recognitions from the United Kingdom and also as a member of “The Academic Council on the United Nations System (ACUNS)” in Canada.

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In view of Mr. Ang humanitarian contributions, he was certified as ASRIA CSR-CAP in recognizing his outstanding contributions to establish, promote and protect humanity, Peace, Culture Human resource development and Education for the well-being of human society through volunteerism. He was also bestowed the Royal Orders from the State of Pahang in Malaysia. In addition, he also sits on the Directors of several private limited companies in Malaysia, Hong Kong and China.

Hung Seng Tan

Mr. Hung Seng Tan was appointed as an Executive Director of the Company in 2014. He possesses a Bachelor degree in Civil Engineering from Ansted University. Prior to start his own business venture in Malaysia he has been in employment at many Restaurants in the United States for few years.

Today he is a prominent hand on specialist in town with 30 years’ experience in the field of Quarry Business (River and Marine Sand Exploratory) and also in the area of earth works construction project to which he has completed many important infrastructure projects in Malaysia. He sits on the Directors of several private limited companies in Malaysia.

Guan Chuan Tan

Guan Chuan Tan was appointed as a Director of the Company in 2014. He possesses a Bachelor and Master in Business Administration from Ansted University. He has engaged in restaurant and property industry for over 30 years. He started to serve as Executive Director of Aniseed Group to take charge of culinary and food development since 2008. Besides that, he is the Executive Director of Lava Group and CEO of Buddhist Temple at Dallas Texas in US. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offenses within the past ten years.

Kean Tat Che

Kean Tat Che was appointed as a Chief Financial Officer of the Company in 2014. He is the member of CPA Australia (Certified Public Accountant) and possesseed Bachelor of Commerce (Accounting and Finance) from University of Adelaide, Australia. He does have 10 years of experience in accounting, auditing, corporate finance and corporate exercise in big four accounting firm and public listed companies in Malaysia, China and Singapore. Prior of joining, he served as Vice President in Auscar Group (Malaysia) and Senior Finance Manager in Tropicana Berhad, a public listed company in Malaysia.

He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Compamies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offenses within the past ten years.

Timi Ecimovic

Timi Ecimovic was appointed as a Non-Executive Director of the Company in October 2014. He was the Ex-Chairman of the World Thinkers’ Forum cum one of the chapter’s founding members of the World Thinkers’ Panel on the Sustainable Future of Humankind (WTP-SFH) in China.

He has more than 300 professional publications including 20 books, several book chapters in the field of Environmental Sciences, Physics of the Nature, System thinking, Climate Change System, Corporate and Individual Social Responsibility, etc. Also he is the Chair of ASRIA’s CSR-CAP, Professor cum Program Director of Ansted University’s School of Environmental Sciences, Ex-Head of SEM Institute for Climate Change, active member of the European Academy of Sciences and Arts, was an International Consultant Socio-Economic and Sport Fishing for The Food and Agriculture Organization of the United Nations (UN FAO) in Rome, Italy. He received the public certificate The Citizen of the Earth XXI, 2012.

Mr. Timi Ecimovic has been nominated by many institutions in the world for the Nobel Prize in Physics. He has been serving as Chairman for the World Thinkers’ Forum, The Chancellor of the World Philosophical Forum University, and many of his activities have been broadcasted via various media channels through press, magazines, journals TV shows and radio presentations including Kaleidoscope of the United Nations Children’s Fund (UNICEF). He is author of environmental sciences and sustainable development cum sustainable future of humankind resources books as well as listed in Who’s who publications as Global Studies Encyclopedic Directory, and Encyclopedic Directory of Known Slovenians. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences in his whole life until now.

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Mei Yun Zhong

Ms. Zhong was appointed as a Non-Executive Director cum Nomination Committee member of the Company in 2014. After finishing her Medical courses she has served as surgical nurse in Fuzhou General Hospital of Nanjing Military Region in China. Also she possessed Bachelor of Business Administration from Ansted University. In view of her strong interest in doing business with good leadership skill, she was appointed by one of the China Insurance Companies as a Director of Life Insurance Department for few years. She has many years of marketing experiences in the Insurance and Healthcare products industries in China. Also she is a Regional exclusive agent for HEYU Healthcare products since 2012. She does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. She has had no convictions for any offences within the past ten years.

Stephan Truly Busch

Stephan Truly Busch was appointed as a Non-Executive Director cum Nomination Committee member of the Company in 2014. He has been in the teaching profession for over 40 years at different German schools in Germany. He is a well-known English teacher in Germany, also fluent in German, Bosnian, Croatian and Serbian languages. He completed his Doctor of Education at Ansted University and serves as an Evaluation expert for European credentials. He has also managed several soccer teams throughout Germany. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences within the past ten years.

Kwee Huwa Tan

Kwee Huwa Tan was appointed as a Non-Executive Director cum Nomination Committee member of the Company in 2014. She possessed Bachelor of Business Administration from Ansted University. She does have 25 years of experience in beauty care business. Presently she is the Principal Consultant for HEYU Healthcare division in the aspect of beauty and cosmetology. Besides that she has established Slynn International Beauty Group in year 2000, integrating scientific research, marketing, training and professional beauty in business territories covering mainland China, Southeast Asia, Europe, America and China Taiwan region. She has been enthusiastic about public welfare, involving social welfare activities and contribution diligently. She does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. She has had no convictions for any offences within the past ten years.

Shanmuga Ratnam,

Shanmuga Ratnam was appointed as an Independent Non-Executive Director cum the Finance, Audit, Remuneration and Risk Management Board Committee member of HEYU LEISURE HOLIDAYS CORPORATION in 2014. He was an ex-banker and served as head of department in the FOREX exchange for 25 years in the financial institution in Malaysia. A well-known personality in his chosen profession. He is Ansted University Doctorate Alumni cum Honorary Advisory Council member in Malaysia. Also he obtained few Professional Institution Fellowship recognitions from the United Kingdom and travel extensively to various countries to serve as invited speaker. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences within the past ten years.

M. Shahid Siddiqi

M. Shahid Siddiqi was appointed as an Independent Non-Executive Director of the Company in 2014. He is one of the founding members of the World Thinkers’ Panel on the Sustainable Future of Humankind (WTP-SFH). A Notary Public in the State of California, United States. Board of Advisor cum Professor in Business & Accounting for Ansted University, retired Tax Consultant in the United States and Canada, President/CEO, Avon Income Tax Services Inc., Deputy Governor for American Biographical Institute Research Association. Author of taxation and accounting resource books as well as listed in Who’s who publications. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences within the past ten years.

Hakikur Rahman

Md. Hakikur Rahman was appointed as an Independent Non-Executive Director of the Company in 2014. He is specialized in the field of Computer Engineering. He is Ansted University Doctorate alumni cum Honorary Advisory Council member. Also he is a trained and qualified Electrical & Electronics Engineer and has been serving as faculty members for various Universities in Portugal and Bangladesh. He is the Chief Editor of the Advances in Knowledge Communities and Social Networks (AKCSN) Book series and International Journal of Information and Communication technology for Human Development (IJICTHD); He has contributed over 45 book chapters, authored/edited about 20 books and published more than 100 articles/papers on ICT for Development (knowledge management, e-governance, e-learning, data mining applications and Internet governance). He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Company. He has had no convictions for any offences within the past ten years.

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Lay Hoon Ong,

Ms. Lay Hoon Ong, was appointed as an Independent Non-Executive Director of the Company in 2014. She has 20 years of experience in directing business administrative and accounting aspects in the field of Education Institution, Publication, Insurance, Business Consultancy, Manufacturing and Industrial Services. Although this kind of task is considered extremely challenging but she never stopped learning the new approaches and improve herself along the journey as a dedicated Administrative Management Director. In view of her international voluntary contributions for many successful conference event projects, she was awarded an Honorary Doctorate degree BALKAN Academy of Science, Technology and Management in Sofia, Bulgaria in 2005. In addition, she also sits on the Directors of several private limited companies in Malaysia. She has no conflict of interest in any business arrangement involving the Company. She has had no convictions for any offences within the past ten years.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Registrant's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has a total of five independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Registrant is a party.

Remuneration of Officers and Directors: Summary Compensation Table

At Company level (Parent Company)
Name/Position	Year	Annual Earned Salary	Annual Payments Made	Bonus	Stock and Options	Compensation Plans	All Other Compensation	Annual Compensation Total	Accrued As of Sept 30, 2014

Boon Hong Haw, Chairman of the Board	2014	$120,000	$0	$0	$0	$0	$0	$120,000	$120,000

Ban Siong Ang, CEO, and Group Managing Director	2014	$180,000	$0	$0	$0	$0	$0	$180,000	$180,000

Hung Seng Tan,Executive Director	2014	$72,000	$0	$0	$0	$0	$0	$72,000	$72,000

Kean Tat Che, Chief Financial Officer	2014	$72,000	$0	$0	$0	$0	$0	$72,000	$72,000

Guan Chuan Tan, Director	2014	$24,000	$0	$0	$0	$0	$0	$24,000	$24,000

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At Subsidiary level (Heyu Capital Ltd)
Name/Position	Year	Annual Earned Salary	Annual Payments Made	Bonus	Stock and Options	Compensation Plans	All Other Compensation	Annual Compensation Total	Accrued As of Dec 31, 2014

Teik Hee Cheah,	2014	$24,000	$0	$0	$0	$0	$0	$24,000	$24,000
General Manager	2013	$0	$0	$0	$0	$0	$0	$0	$0

The Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Registrant or from a change in control of the Registrant or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Registrant currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Registrant plans to implement certain such benefits after sufficient funds are realized or raised by the Registrant (see “Anticipated Officer and Director Remuneration” below.)

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Registrant, is the sole owner and director of Tiber Creek Corporation. Tiber Creek has received c from the Registrant (and is eligible to receive an additional $20,000).

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Registrant. As the organizers and developers of Cloud Run, Mr. Cassidy and Mr. McKillop were involved with the Registrant prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Registrant without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Each of Mr. Cassidy and Mr. McKillop are considered promoters of the Registrant. Tiber Creek received cash fees from the Company of $45,000 and will receive an additional $20,000 at such time when the securities of the Registrant begin trading on the market.

Ban Siong Ang, the Registrant’s Chief Executive Officer, and Group Managing Director is the brother in law of Hung Seng Tan, an executive director of the Registrant.

During the period ended September 2014, daily operation expenses of $270,342 paid on behalf by Ban Siong Ang and $8,936 paid on behalf by Hung Seng Tan, which is nil during the year ended December 2013.

During the period ended September 2014 and year ended December 2013, Ban Siong Ang has paid $5,057,340 and $2,417,980 respectively for the capital contribution in Heyu Capital.

As a result of acquisition, the Registrant issued shares of its common stock to Ban Siong Ang, a sole shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for 40,000,000 of Heyu Capital common share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Registrant’s common stock by each of the Registrant’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

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		Number of Shares of
Name	Position	Common Stock	Percent of Class (1)

Ban Siong Ang	CEO, and Managing Director	46,389,604	77%

Tiang Lee Ng	5% Shareholder	4,272,419	7%

Total owned by officers and directors		46,389,604	77%

(1) Based upon 60,001,000 shares outstanding as of the date of this report.

Risks and Uncertainties facing the Company

The Registrant has limited revenues to date, including during the recent nine months ended September 30, 2014, and the Registrant may experience losses in the near term. The Registrant needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Registrant’s business, the Registrant would likely require additional financing. As a company with limited revenues to date, management of the Registrant must continually develop and refine its strategies and goals in order to execute the business plan of the Registrant on a broad scale and expand the business.

One of the biggest challenges facing the Registrant will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Registrant must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Registrant will need to continue to identify suitable hotel properties and opportunities that can be realized at a reasonable cost.

Due to financial constraints and the current stage of the Registrant’s life, the Registrant has to date not conducted advertising and marketing to reach customers. In addition, the Registrant has not yet located the sources of funding to develop the Registrant on a broader scale through acquisitions or other major partnerships. As the Company expands, the Registrant may need such partnerships and marketing campaigns to better build its business.

Due to these and other factors, the Registrant’s independent auditors have issued a report of the Registrant’s ability to continue as a going concern.

Risk Factors

The Registrant has generated revenues, but limited profits, to date.

The Registrant has generated limited profits to date. The business model of the Registrant involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Registrant, the Registrant has only generated a small amount of total profits in the past. The Registrant hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of success in operations.

There is no assurance that the Registrant’s exploration or development activities will be successful. Moreover, there is no assurance that any of the Registrant’s operations will have any ability to realize profits.

The Registrant is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Registrant’s profitability or performance.

Because the Registrant is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Registrant or to determine whether the Registrant will meet its projected business plan. The Registrant has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Registrant may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Registrant management’s history, its projected operations in light of the risks, the limited operations and financial results of the Registrant to date, and any expenses and uncertainties that may be encountered by one engaging in the Registrant’s industry.

The Registrant operates in a sector generally regarded with high risk.

The Registrant operates in the broader hotel and leisure sector, which is an industry typically characterized by high risk. The success of the Registrant may vary widely based on the ability to successfully find, develop, and/or operate hotels. Material risks can arise on account of broader economic conditions, location, reputation and competition, etc.

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The Registrant expects to incur additional expenses and may ultimately never be profitable.

The Registrant is an early-stage company and has a limited history of its operations. The Registrant will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Registrant’s best or reasonable efforts, the Registrant may have difficulty in generating revenues or remaining profitable.

The Registrant’s officers and directors beneficially own a majority of the Registrant’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Registrant currently beneficially own approximately 77% of the Registrant’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Registrant’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Registrant depends on its management team to manage its business effectively.

The Registrant's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Registrant's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Registrant's business plan. The loss of any officer’s services could impede, particularly initially as the Registrant builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Registrant's possible overall development.

Government regulation could negatively impact the business.

The Registrant’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Registrant’s operations, the Registrant could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Registrant may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Registrant’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Registrant does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Registrant has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Registrant obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Registrant, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Registrant. The certificate of incorporation and by-laws of the Registrant provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Registrant has applied for minimal intellectual property and trade secret protection in aspects of its business. There can be no assurance that the Registrant can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that intellectual property currently in place adequately protects the Registrant or its business and operations.

Shares of common stock in the Registrant may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

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Reliance upon Rule 144 to sell securities may be unavailable to the Company, due to its previous status as a shell company, and if Rule 144 is not available (pursuant to Rule 144(i)), certain shares of common stock may have no ability for sale or transfer until the Company is allowed to rely upon Rule 144 of the Securities and Exchange Commission

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities may not be able to sell or transfer the shares of common stock in the Company until such time as the Company is able rely upon Rule 144.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Registrant has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Registrant in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Registrant and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in January 2014, the Registrant redeemed an aggregate of 10,000,000 of these shares for the redemption price of $1,000.00.

On July 9, 2013, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in January 2014, the Registrant redeemed an aggregate of 10,000,000 of these shares for the redemption price of $1,000.00

(2) On January 13, 2014, 1,000,000 shares of common stock were issued by the Registrant to Ban Siong Ang pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(3) On August 8, 2014, an additional 59,000,000 shares of common stock were issued by the Registrant to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Registrant in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Registrant conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Registrant in conducting the offering.

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Shareholder Name	Number of Shares	Consideration

Ban Siong Ang	45,388,604	$4,538
Hooi Pheng Ang	254,569	$26
Teik Kui Ang	651,854	$65
Xin Chen	109,354	$11
Tek Mun Chin	340,000	$34
ShuHui Dai	257,416	$26
XieMing Fan	66,000	$7
HaiBin Gao	80,000	$8
Boon Hong Haw	2,000,000	$200
JianShu Huang	60,000	$6
QingQiang Li	42,854	$4
EnYu Lin	70,000	$7
FenJin Lin	40,000	$4
Tiang Lee Ng	4,272,419	$427
Wee Lee Sim	60,000	$6
Swiss Teo Swee Kiong	103,064	$10
Guan Chuan Tan	300,000	$30
Hang Kiang Tan	60,000	$6
Hung Seng Tan	1,484,423	$149
Hup Teong Tan	90,000	$9
Kwee Huwa Tan	349,550	$35
Lan Tan	78,209	$8
Lee Hiang Tan	97,355	$10
XiaoDi Rao	153,709	$15
ShuYing Wang	105,354	$11
MeiMei Weng	147,355	$15
Kean Heong Wong	76,203	$8
XiuHua Xian	200,000	$20
MeiJiao Xu	166,354	$17
ZhuEn Xu	50,000	$5
TaoYing Yang	241,098	$24
ZhenYu Zeng	180,354	$20
DeZhao Zhang	100,000	$10
XiuMei Zheng	525,355	$53
BingRen Zhong	408,387	$41
MeiYun Zhong	119,064	$12
WenJin Zhong	121,354	$12
XingEn Zhong	84,710	$9
XingHua Zhong	65,032	$7

(4) On February 9, 2015, pursuant to the stock-for-stock acquisition of Heyu Capital Ltd, the Registrant issued 1,000 shares of Common Stock to Ban Siong Ang.

ITEM 5.02 Change in Number of Directors; Election of Directors

In connection with the Acquisitions, the Registrant has expanded its size of the board of directors to twelve (12) seats which are included independent non-executive director and non-executive director. The term of each director shall be three (3) years.

ITEM 5.06 Change in Shell Company Status

The Registrant has acquired Heyu Capital and its subsidiaries, which has a defined business plan, and accordingly, the Registrant has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The unaudited consolidated financial statements of Heyu Capital, including balance sheets as of September 30, 2014 and December 31, 2013, respectively, and the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the nine months ending September 30, 2014 and year ending December 31, 2013, respectively, are included herewith.

Exhibits

2.1	Agreement and Plan of Reorganization
10.1	Agreement with Golden Eagle Hotel
10.2	Agreement with Xiamen Yuan Bo Bay Hot Springs Hotel
10.3	Letter of Intent to Shanghang Hotel Project
99.1	Audited financial statements of Heyu Leisure Holiday Corporation for the period from inception through to December 31, 2013
99.2	Unaudited financial statements of Heyu Leisure Holiday Corporation for the nine months ended September 30, 2014 and from inception through to December 31, 2013
99.3	Audited financial statements of Heyu Capital Limited for the year ended December 31, 2012 and 2013
99.4	Audited financial statements of Wujiaer Hotel Co Ltd for the year ended December 31, 2012 and 2013
99.5	Unaudited consolidated financial statement of Heyu Capital limited for nine months ended September 30, 2014 and 2013
99.6	Unaudited pro forma financials for consolidated Heyu Capital and Heyu Leisure Holiday Corp for nine months ended September 30, 2014 and 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HEYU LEISURE HOLIDAYS CORPORATION

Date: February 9, 2015	/s/ Ban Siong Ang
Chief Executive Officer

Date: February 9, 2015	/s/ Kean Tat Che
Chief Financial Officer

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